UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2026

DRAFTKINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41379	87-2764212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Berkeley Street, 5th Floor
Boston, MA 02116

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 986-6744

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DKNG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 25, 2026 (the “Closing Date”), DraftKings Inc. (the “Company”) and certain of its subsidiaries entered into a second amendment (the “Amendment”) to its credit agreement, dated as of November 7, 2024 (as amended by the first amendment, dated as of March 4, 2025, the “Prior Credit Agreement” and, as further amended by the Amendment, the “Amended Credit Agreement”), with, among others, various financial institutions, as lenders and issuing banks, and Morgan Stanley Senior Funding, Inc., as administrative agent and a swingline lender.

The Amended Credit Agreement provides for, among other things, (i) a new class of incremental term loans under the Amended Credit Agreement in an aggregate principal amount of $700 million due 2033 (the “New Term B Facility” and, such term loans, the “New Term B Loans”), on substantially the same terms as the Company’s class of incremental term loans due 2032 that was established under the Prior Credit Agreement, and (ii) a new $750 million senior secured revolving credit facility maturing in 2031 (the “New Revolving Credit Facility”), which replaces, and is on substantially the same terms as, the Company’s existing $500 million senior secured revolving credit facility that was scheduled to mature in 2029 under the Prior Credit Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Amended Credit Agreement.

New Term B Facility

DK Crown Holdings Inc., a wholly-owned subsidiary of the Company, is the borrower (the “Term B Borrower”) under the New Term B Facility. The Company intends to utilize the net proceeds of the New Term B Loans for repurchases of a portion of the outstanding 0% Convertible Senior Notes due 2028 issued by DraftKings Holdings Inc., a wholly-owned subsidiary of the Company, subject to availability and market conditions, and other general corporate purposes.

The New Term B Facility has a maturity date of August 25, 2033 (the “New Term B Maturity Date”), and all unpaid borrowings, together with accrued and unpaid interest thereon, are repayable on the New Term B Maturity Date (unless the New Term B Maturity Date is extended in accordance with the terms of the Amended Credit Agreement). In addition, the Term B Borrower is required to repay a portion of the principal amount of the New Term B Loans in an amount equal to 1.00% per annum (payable in quarterly installments) of the aggregate principal amount of the New Term B Loans outstanding on the Closing Date.

The New Term B Loans under the New Term B Facility bear interest, at the Term B Borrower’s election, at a rate of either (i) in the case of Term SOFR Loans, Term SOFR plus an applicable margin of 2.00% per annum, or (ii) in the case of ABR Term Loans, ABR plus an applicable margin of 1.00% per annum. In the event that the New Term B Facility is prepaid or repaid within six (6) months of the Closing Date and such prepayment constitutes a Repricing Event, such prepayment will be subject to a prepayment premium of 1.00% of the principal amount so prepaid or repaid.

New Revolving Credit Facility

The New Revolving Credit Facility provides for revolving loans, swing line borrowings and letters of credit. Borrowings under the New Revolving Credit Facility are intended to be utilized for general corporate purposes.

The New Revolving Credit Facility matures on August 25, 2031 (the “New Revolving Credit Facility Maturity Date”), and all unpaid borrowings, together with accrued and unpaid interest thereon, are repayable on the New Revolving Credit Facility Maturity Date (unless the New Revolving Credit Facility Maturity Date is extended in accordance with the terms of the Amended Credit Agreement).

Revolving loans under the New Revolving Credit Facility bear interest, at the Company’s election, at either (i) Term SOFR, plus an applicable margin ranging from 1.75% to 2.25% depending on the Company’s Net First Lien Leverage Ratio, or (ii) a base rate defined as the highest of (a) the federal funds rate plus 0.50%, (b) the “U.S. Prime Lending Rate” published by the Wall Street Journal and (c) Term SOFR for a one-month interest period plus 1.00%, in each case plus an applicable margin ranging from 0.75% to 1.25% depending on the Company’s Net First Lien Leverage Ratio. In addition, the Company is required to pay a commitment fee quarterly in arrears on the unused portion of the New Revolving Credit Facility, which ranges from 0.250% to 0.375% per annum on such unused portion depending on the Company’s Net First Lien Leverage Ratio.

The representations and warranties, affirmative and negative covenants and events of default under the Amended Credit Agreement are, taken as a whole, substantially the same as those contained in the Prior Credit Agreement, subject to certain modifications reflected in the Amended Credit Agreement.

Certain of the parties to the Amended Credit Agreement and/or their affiliates have provided, and in the future may provide, investment banking, commercial banking and/or advisory services to the Company and certain of its subsidiaries for which they receive customary fees and expenses.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 25, 2026, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing, among other things, the closing of the New Term B Facility and the New Revolving Credit Facility.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Second Amendment, dated as of August 25, 2026, among DraftKings Inc., DK Crown Holdings Inc., Golden Nugget Online Gaming Holdings, LLC, Jackpocket LLC, the lenders and issuing banks party thereto, and Morgan Stanley Senior Funding, Inc., as administrative agent and a swingline lender.
99.1	Press Release, dated August 25, 2026, announcing the closing of the New Term B Facility and the New Revolving Credit Facility.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2026

DRAFTKINGS INC.

By:	/s/ R. Stanton Dodge
Name:	R. Stanton Dodge
Title:	Chief Legal Officer and Secretary